Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of our report dated February 26, 2021, relating to the consolidated financial statements and financial statement schedules of Cohen & Steers, Inc. and subsidiaries (the Company), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Form	Registration Statement No.	Description
S-8	333-118972	Cohen & Steers, Inc. 2004 Stock Incentive Plan Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan
S-8	333-161228	Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan
S-8	333-195282	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan
S-8	333-218379	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
S-3	333-224782	Cohen & Steers, Inc. Registration Statement under the Securities Act of 1933
/s/    DELOITTE & TOUCHE LLP
New York, New York
February 26, 2021